SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

TURKPOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52630	26-2524571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Park Avenue Suite 1600 New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 984-0628

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2011, the Registrant entered into an Agreement and Plan of Share Exchange (the “Agreement”) with BEST, LLC (“BEST”) and the equityholders of BEST to acquire all of the capitalization of BEST in a subsidiary to be formed for such purpose, in exchange for an aggregate of (i) one hundred twenty million (120,000,000) newly issued shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”); (ii) one thousand (1,000) shares of a newly-created Series A Convertible Preferred Stock, par value $0.0001 per share which are convertible into and vote as two hundred sixty million (260,000,000) shares of Common Stock (the “Series A”); and (iii) one thousand (1,000) shares of a newly-created Series B Perpetual, Convertible Preferred Stock, par value $0.0001 per share which are convertible into and vote as one hundred million (100,000,000) million shares of Common Stock, have a liquidation preference of $25,000 per share (the “Series B”) (collectively, the “Exchange Shares”).  The Agreement contains customary representations, warranties and covenants of the Registrant, BEST and the BEST equityholders for like transactions.

BEST is a company organized under the laws of the Russian Federation and is the holder of a forty-nine (49) year lease to develop operate and mine Zavyalov Square, Part 1 at the Toguchina Coal Filed, located in Novosibirsk, Russia with a minimum forecasted extractable quantity of coal of 100,000,000 metric tons of coal and the owner of saleable coking coal stock of at least $20,000,000.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
No.
10.1	Agreement and Plan of Share Exchange by and among TurkPower Corporation, BEST Acquisition Company and BEST, LLC

99.1	Press Release dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TurkPower Corporation

Date: December 23, 2011	By:	/s/ Ryan E. Hart
Name: Ryan E. Hart
Title: Executive Chairman and Director

EXHIBIT INDEX

Exhibit	Description
No.
10.1	Agreement and Plan of Share Exchange by and among TurkPower Corporation, BEST Acquisition Company and BEST, LLC

99.1	Press Release dated December 21, 2011